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                          STORAGE COMPUTER CORPORATION
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TO OUR SHAREHOLDERS

The year 2001 was one of great turmoil. The dot com collapse continued to affect the technology sectors in early 2001. The events of September 11th triggered an abrupt economic slowdown and the questioning of accounting methods brought investment pessimism to even the largest and strongest corporations. Storage Computer weathered this turmoil, although, like most of America, not unscathed. Triggered by the September event, the storage industry sector's growth was flattened in the second half of 2001. This had a very negative substantial impact on virtually all businesses supplying storage and storage related equipment. Although the growth trend of Storage Computer's revenue was modest, we were able to outperform the trends on a percentage basis, seen by most competition in the third and fourth quarter. Despite the economic turns and the skepticism in the public markets, our stock outperformed the S&P 500 index for the four months ending January 31st, 2002.

During the last year we were focused on establishing the foundation of the future for Storage Computer. We continued to hone our corporate structure and product offerings. We were able to penetrate some of the storage industry's largest corporate accounts with product placement and instituted a level of disruption within those organizations. As we polish our sales strategies and market positioning, we are fostering a new customer base as well as mining our current installed customer base for new sales opportunities.

Great progress was made on several of the newer products in development. Our CyberNAS product, which is offered in clustered high availability configurations, was driven through the beta program in November and December and is now generally available. Early placements have shown this to be a very competitive offering. Our CyberBorg VSA product is now entering beta stage as well. With strong focus on the corporate Wide Area Network (WAN) requirements and on compatibility with optical carrier networks, the CyberBorg product is situated for sale to both the enterprise and Metropolitan Area Network (MAN) suppliers.

Our continued assessment of product-market positioning within the storage analyst community has tuned the product offerings we've embarked upon. Complementing that with our dedicated staff and skill sets, we are confident in the ability of Storage Computer to achieve breakthrough success in our core storage networking business.

Storage Computer's intellectual property rights enforcement program progressed well throughout the past year. Sidley, Austin, Brown and Wood, one of the leading law firms in the world, represents the Company in its Intellectual Property matters. The Company filed its first initiatives in early 2001 and very expeditiously reached a conclusion in one of the matters, resulting in the first license of our patent portfolio and during the fourth quarter we received the first $2.5 million dollars of income generated by the implementation of this program. We look forward to continuing positive results in 2002 regarding our IP program.

Although we encounter a market penetration challenge in 2002, we believe that we are poised and confident in our positioning and staff to undertake this challenge.

We are looking forward to the challenges in front of us and to a rewarding year for our customers, employees, business partners and shareholders.


Sincerely,


THEODORE J. GOODLANDER
Chief Executive Officer and
Chairman of the Board of Directors